EXHIBIT 10.24

FIRST AMENDMENT TO
OCEAN ENERGY, INC. EXCESS BENEFIT PLAN

     WHEREAS, the Company desires to amend the Plan on behalf of itself and the other Participating Employers; have heretofore adopted the OCEAN ENERGY, INC. EXCESS BENEFIT PLAN (the "Plan") for the benefit of their employees; and

     WHEREAS, the Company desires to amend the Plan on behalf of itself and the other Participating Employers;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2001:

  The Plan shall be renamed the “Ocean Retirement Savings Plus Plan” and all references to the name of the Plan shall be deemed to refer to the Plan as renamed herein.
  References to the "Ocean Energy, Inc. Thrift Plan" shall be deemed to refer to the "Ocean Retirement Savings Plan."
  Article V of the Plan shall be deleted and the following shall be substituted therefor:

V.

Amount of Benefit

        The Committee shall establish a memorandum bookkeeping account (the ‘Excess Plan Account’) for each Employee whose allocations of Employer Contributions under the Basic Plan have been limited pursuant to section 415 of the Code. As of the end of each Plan Year, the Committee shall credit such Employee’s Excess Plan Account in an amount equal to the sum of (a), (b) and (c), where (a) equals the excess, if any, of:

         (1) the amount that would have been allocated to the Employer Discretionary Contribution Account of such Employee under the Basic Plan as of the end of such Plan Year if the provisions of the Basic Plan were administered without regard to the maximum amount of retirement income limitations of section 415 of the Code, over

         (2) the amount that was in fact allocated as of the end of such Plan Year to the Employer Discretionary Contribution Account of such Employee under the Basic Plan;

         (b) equals the excess, if any, of:

         (1)the amount that would have been allocated to the ESOP Account of such Employee under the Basic Plan as of the end of such Plan Year if the provisions of the Basic Plan were administered without regard to the maximum amount of retirement income limitations of section 415 of the Code, over

         (2) the amount that was in fact allocated as of the end of such Plan Year to the ESOP Account of such Employee under the Basic Plan; and

         (c) equals the excess, if any, of:

        (1) the amount that would have been allocated to the Employer Matching Contribution Account of such Employee under the Basic Plan as of the end of such Plan Year if the provisions of the Basic Plan were administered without regard to the maximum amount of retirement income limitations of section 415 of the Code, over

         (2)the amount that was in fact allocated as of the end of such Plan Year to the Employer Matching Contribution Account of such Employee under the Basic Plan.

     An Employee’s Vested Interest in his Excess Plan Account shall be the same percentage as his Vested Interest in his Employer Contribution Accounts under the Basic Plan. Therefore, if any portion of an Employee’s Employer Contribution Accounts under the Basic Plan is forfeited for any reason, the Committee shall debit such Employee’s Excess Plan Account by an amount equal to the percentage of such Excess Plan Account which corresponds to the percentage of his Employer Contribution Accounts under the Basic Plan that were forfeited.

     Benefits payable under this Excess Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under this Excess Plan and the Basic Plan that total amount which would have been payable to that recipient solely under the Basic Plan had section 415 of the Code not been applicable thereto. This Excess Plan is intended to constitute an unfunded ‘excess benefit plan’ within the meaning of section 3(36) and section 4(b)(5) of the Act.”

4.     Article VI of the Plan shall be deleted and the following shall be substituted therefor:

VI.

Deemed Investment of Excess Plan Accounts and Adjustment
for Net Income or Loss

        The amounts credited to each Employee’s Excess Plan Account shall be deemed to be invested in the Fidelity Money Market Trust: Retirement Money Market Portfolio until such Employee designates, in accordance with the procedures established from time to time by the Committee, the manner in which amounts credited to his Excess Plan Account shall be deemed to be invested from among the Investment Funds made available from time to time for such purpose by the Committee. An Employee may designate one of such Investment Funds for the deemed investment of all the amounts credited to his Excess Plan Account or he may split the deemed investment of the amounts credited to his Excess Plan Account among such Investment Funds in such increments as the Committee may prescribe. An Employee may (a) change his deemed investment designation for future amounts to be credited to his Excess Plan Account or (b) convert his deemed investment designation with respect to the amounts already credited to his Excess Plan Account. Any such change or conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

        The balance of each Employee’s Excess Plan Account shall be adjusted at such times and in such manner as the Committee deems appropriate to reflect the net income (or net loss) of the Investment Funds. An Employee’s Excess Plan Account shall continue to be adjusted for the net income (or net loss) of the Investment Funds so long as there is any balance credited to such account.”

5.     As amended hereby, the Plan is specifically ratified and reaffirmed.

EXECUTED this ________ day of December, 2000.

OCEAN ENERGY, INC.
  a Texas corporation

By:______________________________